Exhibit 99.1
                     Manpower Inc.
                Operating Unit Results
                    (in thousands)

                         3 Months Ended June 30,    6 Months Ended June 30,
                           1999          1998         1999          1998
Revenues from services:
 United States (a)    $  560,092    $  538,499      $1,075,921   $1,037,572
 France                  893,336       900,685       1,721,359    1,622,074
 United Kingdom          264,704       254,473         537,507      502,707
 Other Europe            357,212       262,207         684,134      493,045
 Other Countries         252,253       180,239         483,912      353,571
                      $2,327,597    $2,136,103      $4,502,833   $4,008,969

Earnings before
income taxes:
 United States        $   21,023    $   20,284      $   34,341   $   35,544
 France                   21,302        18,150          34,665       30,216
 United Kingdom            7,467         5,592          14,338       12,985
 Other Europe             12,582         7,310          21,941       13,427
 Other Countries           4,269         5,458           7,661       12,617
 Other Corporate
  Expenses               (11,231)      (11,859)        (20,742)     (23,091)
 Non-recurring
  expenses               (28,000)            -         (28,000)           -
   Operating profit       27,412        44,935          64,204       81,698
 Interest and other
  expense (b)              5,047         4,352           9,887        7,496
  Earnings before
   taxes              $   22,365     $  40,583      $   54,317    $  74,202

Foot notes:

(a) Total system wide sales in the United States, which includes sales of Company-owned branches and franchises were $930,526 and $894,951 for the three months ended June 30, 1999 and 1998, respectively, and $1,780,916 and $1,726,200 for the six months ended June 30, 1999 and 1998, respectively.

(b)  The components of interest and other expense (income) were:
     Net interest
      expense        $   1,966     $    2,417        $   3,708    $   3,337
     Translation
      loss (gain)          (63)         1,169              913        2,407
     Other               3,144            766            5,266        1,752
                     $   5,047     $    4,352        $   9,887    $   7,496

(c) The above presentation is for informational purposes and is not intended to conform to U.S.
     generally accepted accounting principles.